Exhibit 99.1

Conatus Pharmaceuticals Announces Second Quarter 2013 Financial Results

SAN DIEGO, CA – September 9, 2013 – Conatus Pharmaceuticals (NASDAQ: CNAT), a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease, today announced financial results for the quarter ended June 30, 2013.

“Conatus has made significant progress in recent months, including our successful initial public offering, which generated approximately $59 million in net proceeds,” said Steven J. Mento, Ph.D., President and Chief Executive Officer of Conatus. “With our enhanced balance sheet, we are focused on further developing emricasan, our first-in-class, orally active treatment for chronic liver disease and acute exacerbations of chronic liver disease, in three orphan populations with high unmet medical need.”

Dr. Mento continued, “We anticipate a number of important upcoming clinical development milestones. In the second half of this year, we expect to initiate our Phase 2b study of emricasan in patients with acute-on-chronic liver failure (ACLF) and our Phase 2b/3 study in patients who have developed liver fibrosis post-orthotopic liver transplant due to Hepatitis C virus infection (HCV-POLT). Furthermore, we are supporting a Phase 2 study funded by National Institute on Alcohol Abuse and Alcoholism (NIAAA) in patients with alcoholic hepatitis, with enrollment currently underway.”

Net loss for the second quarter of 2013 was $4.9 million, compared to $1.8 million for the second quarter of 2012. Net loss for the six months ended June 30, 2013 was $7.2 million, compared to $3.7 million for the comparable period in 2012.

Research and development expenses were $1.1 million for each of the second quarter of 2013 and 2012. General and administrative expenses were $0.7 million for the second quarter of 2013, compared to $0.6 million for the second quarter of 2012. Research and development expenses were $2.1 million for the six months ended June 30, 2013, compared to $2.3 million for the comparable period in 2012. General and administrative expenses were $1.4 million for each of the six months ended June 30, 2013 and 2012.

At June 30, 2013, cash, cash equivalents and short-term investments were $3.5 million, compared to $8.0 million at December 31, 2012. After giving effect to the net proceeds from Conatus’ initial public offering and borrowings under Conatus’ credit facility, at June 30, 2013, pro forma cash, cash equivalents and short-term investments were $63.5 million.

Upcoming Investor Conferences

Dr. Mento will present at the following upcoming investor conferences:

•	Stifel Healthcare Conference 2013 on September 11, 2013 at 8:00 a.m. ET at the Four Seasons Hotel in Boston.

•	BIO Investor Forum 2013 on October 8, 2013 at 4:30 p.m. PT at the Palace Hotel in San Francisco.

About Conatus Pharmaceuticals Inc.

Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing its lead compound, emricasan, for the treatment of patients in orphan populations with chronic liver disease and acute exacerbations of chronic liver disease. Emricasan is a first-in-class, orally active caspase protease inhibitor designed to reduce the activity of enzymes that mediate inflammation and cell death, or apoptosis. Conatus believes that by reducing the activity of these enzymes, emricasan has the potential to interrupt the progression of liver disease. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding Conatus’ future results of operations and financial position, potential clinical development milestones for emricasan, research and development costs and timing and likelihood of success, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including Conatus’ dependence on its ability to obtain regulatory approval for, and then successfully commercialize emricasan, which is Conatus’ only drug candidate; Conatus’ reliance on third parties to conduct its clinical trials, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of emricasan, if approved; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; Conatus’ ability to obtain orphan drug exclusivity for emricasan for any indication; Conatus’ ability to fully comply with numerous federal, state and local laws and regulatory requirements applicable to it; Conatus’ limited operating history and its ability to operate successfully as a public company; Conatus’ ability to obtain additional financing in order to complete the development and commercialization of emricasan; and those described under the heading “Risk Factors” in Conatus’ final prospectus filed with the Securities and Exchange Commission, or SEC, on July 25, 2013, relating to its Registration Statement on Form S-1, as amended, for its initial public offering, and in the periodic reports it files with the SEC. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Conatus Pharmaceuticals Inc.

(a development stage company)

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$3,280,807	$4,036,091
Short-term investments	255,000	3,989,473
Prepaid and other current assets	157,965	76,184

Total current assets	3,693,772	8,101,748
Property and equipment, net	24,264	29,604
Other assets	1,539,452	14,395

Total assets	$5,257,488	$8,145,747

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$1,353,589	$1,087,346
Current portion of notes payable	975,050	—
Accrued compensation	370,068	325,555

Total current liabilities	2,698,707	1,412,901
Convertible preferred stock warrant liability	4,103,880	160,345
Note payable	1,000,000	1,000,000
Series A Convertible Preferred Stock, $0.0001 par value; 44,827,538 shares authorized, 32,494,218 and 42,494,218 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	24,708,532	32,208,532
Series B Convertible Preferred Stock, $0.0001 par value; 50,300,000 shares authorized, 30,840,435 and 36,417,224 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	26,680,729	31,699,840
Stockholders’ deficit:
Common stock, $0.0001 par value, 120,000,000 shares authorized at June 30, 2013 and December 31, 2012, 1,558,221 shares issued and 1,265,018 shares outstanding, excluding 293,203 shares subject to repurchase at June 30, 2013, 1,207,091 shares issued and 1,052,606 shares outstanding, excluding 154,485 shares subject to repurchase, at December 31, 2012	126	105
Additional paid-in capital	12,049,601	470,982
Accumulated other comprehensive income	—	551
Deficit accumulated during the development stage	(65,984,087)	(58,807,509)

Total stockholders’ deficit	(53,934,360)	(58,335,871)

Total liabilities, convertible preferred stock and stockholders’ deficit	$5,257,488	$8,145,747

Conatus Pharmaceuticals Inc.

(a development stage company)

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Period from July 13, 2005 (Inception) to
	2013	2012	2013	2012	June 30, 2013
Operating expenses:
Research and development	$1,117,096	$1,119,145	$2,084,874	$2,280,775	$42,910,022
General and administrative	670,430	649,430	1,419,226	1,399,590	19,535,818

Total operating expenses	1,787,526	1,768,575	3,504,100	3,680,365	62,445,840
Other income (expense):
Interest income	—	8,292	132	16,622	1,358,882
Interest expense	(196,244)	(17,500)	(213,744)	(35,000)	(988,573)
Other income (expense)	726	(4,939)	(14,951)	4,315	226,448
Other financing expense	(2,890,258)	(44,193)	(3,437,422)	(35,093)	(4,128,511)

Total other expense	(3,085,776)	(58,340)	(3,665,985)	(49,156)	(3,531,754)

Net loss	(4,873,302)	(1,826,915)	(7,170,085)	(3,729,521)	(65,977,594)
Other comprehensive (income) loss:
Net unrealized gains (losses) on short-term investments	—	(313)	(551)	8,383	—

Comprehensive loss	$(4,873,302)	$(1,827,228)	$(7,170,636)	$(3,721,138)	$(65,977,594)

Reconciliation of net loss to net income (loss) applicable to common stockholders:
Net loss	$(4,873,302)	$(1,826,915)	$(7,170,085)	$(3,729,521)	$(65,977,594)
Gain on extinguishment of convertible preferred stock	11,491,043	—	11,491,043	—	11,491,043
Deemed distribution from promissory note issuance	(474,561)	—	(474,561)	—	(474,561)
Net income applicable to participating securities	(5,919,404)	—	(3,846,397)	—	—

Net income (loss) applicable to common stockholders-basic	$223,776	$(1,826,915)	$—	$(3,729,521)	$(54,961,112)

Net income (loss) per share applicable to common stockholders: (Note 2)
Basic	$0.20	$(1.81)	$—	$(3.68)	$—
Diluted	$0.16	$(1.81)	$—	$(3.68)	$—
Weighted average shares outstanding used in computing net income (loss) per share applicable to common stockholders:
Basic	1,138,695	1,012,117	1,099,830	1,012,117	—
Diluted	1,439,211	1,012,117	1,400,229	1,012,117	—

CONTACT:

Charles J. Cashion

Sr. Vice President and CFO

(858) 457-7221, ccashion@conatuspharma.com

Paul Cox, Stern Investor Relations

(212) 362-1200, ir@conatuspharma.com